                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of United Rentals (North America), Inc. for the registration of $250,000,000 of 9% Senior Subordinated Notes due 2009, Series B, and to the incorporation by reference therein of our report dated February 17, 1999, with respect to the consolidated financial statements of United Rentals (North America), Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998; our report dated January 23, 1998 with respect to the financial statements of Mission Valley Rentals, Inc. included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP



MetroPark, New Jersey
June 2, 1999